Exhibit 99.1

Innovative Aerosystems Acquires Autopilot, Nav/Com, Display and Transponder Solutions from Honeywell,

Further Strengthening Integrated Cockpit Avionics Platform

Exton, Pennsylvania — April 2, 2026 — Innovative Aerosystems (Nasdaq: ISSC), a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions, announced today that it has entered into a an asset purchase and perpetual license agreement with Honeywell International Inc. (“Honeywell”) (Nasdaq: HON)  for certain aftermarket parts, intellectual property, and program assets associated with select legacy Honeywell avionics product lines supporting the global Part 23 aircraft fleet.

Under the terms of the agreement, ISSC acquired certain contracts, OEM and aftermarket production and repair, and critical operational assets such as specialized tooling and test equipment from Honeywell for supporting legacy navigation/communication radios, autopilot systems, multifunction displays (MFDs), and transponder technologies installed across a wide range of general aviation aircraft.

This strategic expansion strengthens Innovative Aerosystems’ ability to provide long-term sustainment, engineering support, and supply continuity for operators, maintainers, and OEM partners worldwide.

MANAGEMENT COMMENTARY

“This transaction expands our integrated cockpit avionics solutions platform and enhances our full life-cycle support and engineering capabilities for a growing base of global aviation customers,” said Shahram Askarpour, Chief Executive Officer of Innovative Aerosystems. “These systems continue to play an important role in enabling safe navigation, communication, situational awareness, and automated flight operations for thousands of aircraft. Integrating this portfolio into our organization allows us to enhance reliability, improve service responsiveness, and invest in future modernization pathways,” concluded Askarpour.

COMPELLING TRANSACTION RATIONALE

•	Accelerates delivery of autonomous solutions. Legacy navigation/communications radios, autopilot systems, multifunction displays, and transponders serve as core operational enablers, supporting pilot workload reduction, regulatory compliance, traffic surveillance, route management, and mission effectiveness. With this acquisition, Innovative Aerosystems expands its ability to deliver integrated avionics autonomy solutions spanning flight decks, autothrottle systems, mission computers, air data technologies, and electrical power management.

•	Expands customer base. This transaction strengthens Innovative Aerosystems’ ability to provide long-term sustainment, engineering support, and supply continuity for operators, maintainers, and OEM partners worldwide.

720 Pennsylvania Drive Exton Pennsylvania 19341 USA 610-646-9800 FAX 610-646-0146

•	Commercial synergy potential. Innovative Aerosystems plans to maintain continuity of support for current operators while leveraging its vertically integrated U.S. engineering and manufacturing capabilities to enhance product supportability, streamline repair turnaround times, and explore certification expansion and technology refresh opportunities across both new and existing customers.

•	Furthers capabilities for integrated avionics platform. The agreement reflects the company’s ongoing strategy to build a comprehensive avionics ecosystem that bridges legacy platform sustainment with next-generation capability development, ensuring operators can maximize aircraft availability, safety, and long-term value.

ABOUT INNOVATIVE AEROSYSTEMS

Headquartered in Exton, Pa., Innovative Aerosystems is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial, business and aviation and military markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IA offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IA is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products. For more information, please visit us at www.iascorp.com.

FORWARD LOOKING STATEMENT DISCLAIMER

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely”, “projected”, “might”, “potential”, “preliminary”, “provisionally”, “look forward” and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation; statements about our expected benefits of the acquisition. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2025, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements.

INVESTOR RELATIONS CONTACT

Paul Bartolai or Noel Ryan

ISSC@val-adv.com

Source: Innovative Aerosystems

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720 Pennsylvania Drive Exton Pennsylvania 19341 USA 610-646-9800 FAX 610-646-0146